HUBBELL INCORPORATED

SECTION 16 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned in his capacity as set forth below,

hereby constitutes and appoints KATHERINE A. LANE and DONALD J. MARCHESSEAULT, and each of them severally, as his true and lawful attorneys and agents with power to act with or without the other to:

(1)    prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto,

and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a)

of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)    execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Hubbell Incorporated, Forms 3, 4, and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder;

(3)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority; and

(4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by,

the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

This Power of Attorney shall continue in full force and effect until any recipient hereof receives an instrument executed by the undersigned terminating it.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Hubbell Incorporated assuming, any of the undersigned responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 22th day of June 2023.

/s/Gregory Gumbs
Gregory Gumbs